 EXHIBIT 99.1

Citigroup Inc.
GBP 750,000,000 7.625% Fixed Rate Notes due April 2018
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Sterling ("GBP")
3.	Series Aggregate Nominal Amount: (i) Tranche 1: (ii) Tranche 2:	GBP 750,000,000 GBP 500,000,000 GBP 250,000,000
4.	Issue Price: (i) Tranche 1: (ii) Tranche 2:	99.682%. 101.442% plus accrued interest from April 3, 2008.
5.	(i) Specified Denominations:	GBP 50,000 and integral multiples of GBP 1,000 thereafter
	(ii) Calculation Amount:	GBP 1,000.
6.	Issue Date: (i) Tranche 1: (ii) Tranche 2:	April 3, 2008 April 11, 2008
7.	Maturity Date:	April 3, 2018
8.	Interest Basis:	The Notes will bear interest annually in arrears at a fixed rate of interest from and including April 3, 2008 to but excluding the Maturity Date.
9.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST PAYABLE
10.	Fixed Rate Note Provisions:	Applicable
	(i)Rate of Interest:	7.625% per annum payable annually in arrears
	(ii)Interest Payment Dates:	April 3 in each year commencing April 3, 2009, adjusted in accordance with the Modified Following Business Day Convention. No adjustment will be made to the Fixed Coupon Amount.
	(iii)Fixed Coupon Amount:	GBP 76.25 per Calculation Amount
	(iv)Day Count Fraction:	Actual/Actual (ICMA)

PROVISIONS RELATING TO REDEMPTION
11. Final Redemption Amount:	Par
12. Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default or other early redemption

GENERAL PROVISIONS APPLICABLE TO THE NOTES
13.	Form of Notes:	Bearer Notes
14.	Financial Center for Payment Dates:	London
15.	Redenomination, renominalisation and reconventioning provisions:	Applicable
16.	Consolidation provisions:	Applicable

DISTRIBUTION
17. TEFRA:		The D Rules are applicable
18.	Listing:	Luxembourg

OPERATIONAL INFORMATION

ISIN Code:	XS0355738799
Common Code:	035573879